UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2007

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure.

On September 24, 2007, HNI Corporation's operating subsidiary, Hearth & Home Technologies Inc. ("HHT"), (i) entered into an agreement (the "Agreement") to purchase substantially all of the assets and business of Harman Stove Company ("Harman"), a privately held, domestic manufacturer and marketer of free-standing stoves and fireplace inserts, and (ii) consented to Harman's disclosure of the transaction to certain of Harman's trade creditors.  HHT is not related to or affiliated with Harman or its principals.  Harman is a leader in the alternative fuels segment of the U.S. hearth industry and generates annual sales in excess of $40,000,000.  The acquisition is expected to close in the fourth quarter of 2007, subject to satisfactory completion of closing conditions.

Under the Agreement, HHT will pay consideration of $29,750,000 in cash, subject to certain adjustments, and assume certain leases, purchase money security interests and accruals.  The Agreement also provides for a contingent future payment by HHT to Harman should the acquired business achieve certain financial targets.  HHT will not assume any of Harman's liabilities to Harman's general creditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION

Date: September 24, 2007	By:	/s/ Jeffrey D. Lorenger
Jeffrey D. Lorenger
Vice President, General Counsel and Secretary